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                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-4 of Lease Investment Flight Trust of our report dated August 16, 2001, except as to the last five paragraphs of Note 2 which is as of September 11, 2001, relating to the financial statements of Lease Investment Flight Trust, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

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PricewaterhouseCoopers LLP

New York, New York
October 29, 2001